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                     EXECUTIVE SALARY CONTINUATION AGREEMENT

     This Agreement is made and entered into this 24th day of September, 1997, by and between Tehama Bank, a banking corporation organized under the laws of the State of California, Tehama Bancorp, a California corporation (Tehama Bank and Tehama Bancorp together, the "Employer"), and W. Steven Gilman, an individual residing in the State of California (hereinafter referred to as the "Executive").

                                 R E C I T A L S
                                 ---------------

          WHEREAS, the Executive is an employee of the Employer and is serving as its Senior Vice President and Chief Operating Officer;

          WHEREAS, the Executive's experience and knowledge of the affairs of the Employer and the banking industry are extensive and valuable;

          WHEREAS, it is deemed to be in the best interests of the Employer to provide the Executive with certain salary continuation benefits, on the terms and conditions set forth herein, in order to reasonably induce the Executive to remain in the Employer's employment; and

          WHEREAS, the Executive and the Employer wish to specify in writing the terms and conditions upon which this additional compensatory incentive will be provided to the Executive, or to the Executive's spouse or the Executive's designated beneficiaries, as the case may be;

          NOW, THEREFORE, in consideration of the services to be performed in the future, as well as the mutual promises and covenants contained herein, the Executive and the Employer agree as follows:

                                A G R E E M E N T
                                -----------------

     1.   TERMS AND DEFINITIONS.

          1.1. ADMINISTRATOR. The Employer shall be the "Administrator" and, solely for the purposes of ERISA, the "fiduciary" of this Agreement where a fiduciary is required by ERISA.

          1.2. ANNUAL BENEFIT. The term "Annual Benefit" shall mean an annual sum of Fifty Thousand Dollars ($50,000) multiplied by the Applicable Percentage (defined below) and then reduced to the extent: (i) required under the other provisions of this Agreement, including, but not limited to, Paragraphs 5, 6 and 7 hereof; (ii) required by reason of the lawful order of any regulatory agency or body having jurisdiction over the Employer; and
(iii) required in order for the Employer to properly comply with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws (e.g., FICA, FUTA, SDI).

          1.3. APPLICABLE PERCENTAGE. The term "Applicable Percentage" shall mean that percentage listed on Schedule "A" attached hereto which is adjacent to the number of complete years (with a "year" being the performance of personal services for or on behalf of the Employer for a period of 365 days) which have elapsed starting from the Effective Date of this Agreement and ending on the earlier of: (a) the date Executive dies (except as provided below in this Paragraph); (b) the date Executive Retires (as defined below); (c) the date Executive ceases to be employed by Employer (other than by reason of Disability, as defined



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below); or (d) in the case of Executive's Disability (as defined below), the date Executive becomes Disabled (as defined below). Notwithstanding the foregoing or the percentages set forth on Schedule "A," but subject to all other terms and conditions set forth herein, the "Applicable Percentage" shall be: (i) one hundred percent (100%) in the event the Executive dies prior to Retirement but while employed full time by the employer; and (ii) zero percent (0%) in the event the Executive takes any action which prevents the Employer from collecting the proceeds of any life insurance policy which the Employer may happen to own at the time of the Executive's death and of which the Employer is the designated beneficiary.

          1.4. BENEFICIARY. The term "beneficiary" or "designated beneficiary" shall mean the person or persons whom the Executive shall designate in a valid Beneficiary Designation, a copy of which is attached hereto as Exhibit "B," to receive the benefits provided hereunder. A Beneficiary Designation shall be valid only if it is in the form attached hereto and made a part hereof and is received by the Administrator prior to the Executive's death.

          1.5. CHANGE IN CONTROL. The term "Change in Control" shall mean, with respect to the Employer: (i) a change in control of the Employer of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or in response to any other form or report to the regulatory agencies or governmental authorities having jurisdiction over the Employer or any stock exchange on which the Employer's shares are listed which requires the reporting of a change in control; (ii) any merger, consolidation or reorganization of the Employer in which the Employer does not survive; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of any assets of the Employer having an aggregate fair market value of fifty percent (50%) of the total value of the assets of the Employer, reflected in the most recent balance sheet of the Employer; (iv) a transaction whereby any "person" (as such term is used in the Exchange Act or any individual, corporation, partnership, trust or any other entity) becomes the beneficial owner, directly or indirectly, of securities of the Employer representing twenty-five percent (25%) or more of the combined voting power of the Employer's then outstanding securities; or (v) a situation where, in any one-year period, individuals who at the beginning of such period constitute the Board of Directors of the Employer cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Employer's shareholders, of each new director is approved by a vote of at least three-quarters (3/4) of the directors then still in office who were directors at the beginning of the period.

          1.6. THE CODE. The "Code" shall mean the Internal Revenue Code of 1986, as amended (the "Code").

          1.7. DISABILITY/DISABLED. The term "Disability" or "Disabled" shall have the same meaning given such term in the principal disability insurance policy covering the Executive, which is incorporated herein by reference to the limited extent thereof. In the event the Executive is not covered by a disability policy containing a definition of "Disability" or "Disabled," these terms shall mean an illness or incapacity which, having continued for a period of one hundred and eighty (180) consecutive days, prevents the Executive from adequately performing the Executive's regular employment duties, as determined by an independent physician selected by mutual agreement of the parties. For purposes of determining the Applicable Percentage, the Executive shall be deemed to be Disabled as of the first day on which the Executive is treated as being Disabled under the Executive's principal disability insurance policy or, if no such policy exists, the one hundred and eightieth (180th)

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consecutive day of the Executive's illness or incapacity, as determined above.

          1.8. EFFECTIVE DATE. The term "Effective Date" shall mean the date upon which this Agreement was entered into by the parties, as first written above.

          1.9. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          1.10. PLAN YEAR. The term "Plan Year" shall mean the Employer's fiscal year.

          1.11. RETIREMENT. The term "Retirement" or "Retires" shall refer to the date which the Executive acknowledges in writing to Employer, after attaining sixty-two (62) years of age, to be the last day he will provide any significant personal services, whether as an employee or independent consultant or contractor, to Employer and to, for, or on behalf of, any other business entity conducting, performing or making available to any person or entity banking or other financial services of any kind. For purposes of this Agreement, the phrase "significant personal services" shall mean more than ten (10) hours of personal services rendered to one or more individuals or entities in any thirty (30) day period.

          1.12. SURVIVING SPOUSE. The term "Surviving Spouse" shall mean the person, if any, who shall be legally married to the Executive on the date of the Executive's death.

          1.13. TERMINATION FOR CAUSE. The term "Termination for Cause" shall mean termination of the employment of the Executive by reason of any of the following:

               (a) A termination "for cause" as this term may be defined in any written employment agreement entered into by and between the Employer and the Executive;

               (b) The willful breach of duty by the Executive in the course of his employment;

               (c) The habitual neglect by the Executive of his employment responsibilities and duties;

               (d) The Executive's deliberate violation of any state or federal banking or securities laws, or of the Bylaws, rules, policies or resolutions of the Employer, or of the rules or regulations of: (i) the California Department of Financial Institutions; (ii) the Board of Governors of the Federal Reserve System; (iii) the Federal Deposit Insurance Corporation; or (iv) any other state or federal regulatory agency or governmental authority having jurisdiction over the Employer;

               (e) The determination by a state or federal banking agency or other governmental authority having jurisdiction over the Employer that the Executive is not suitable to act in the capacity for which he is employed by the Employer;

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

               (f) The Executive is convicted of any felony or a crime involving moral turpitude or a fraudulent or dishonest act;

               (g) The Executive discloses without authority any secret or confidential information not otherwise publicly available concerning the Employer or takes any action which the Employer's Board of Directors determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or induces any customer to breach any contract with the Employer;

               (h) Persistent substandard job performance as measured by the system of performance review maintained by the Bank with respect to its executive employees generally; or

               (i) Action or conduct which, either by itself or as a significant cause among other facts and circumstances, in the reasonable opinion of management of the Bank exposes the Bank to a significant risk of financial liability or regulatory criticism or discipline, including, without limitation, action or conduct evidencing discrimination on the grounds of race, color, sex (including sexual harassment and pregnancy), national origin, ancestry, age (40 and over), mental or physical disability, or any other grounds proscribed by law or Bank policy.

     2.   SCOPE, PURPOSE AND EFFECT.

          2.1. CONTRACT OF EMPLOYMENT. Although this Agreement is intended to provide the Executive with an additional incentive to remain in the employ of the Employer, this Agreement shall not be deemed to constitute a contract of employment between the Executive and the Employer nor shall any provision of this Agreement restrict or expand the right of the Employer to terminate the Executive's employment. This Agreement shall have no impact or effect upon any separate written Employment Agreement which the Executive may have with the Employer, it being the parties' intention and agreement that unless this Agreement is specifically referenced in said Employment Agreement (or any modification thereto), this Agreement (and the Employer's obligations hereunder) shall stand separate and apart and shall have no effect upon, nor be affected by, the terms and provisions of said Employment Agreement.

          2.2. FRINGE BENEFIT. The benefits provided by this Agreement are granted by the Employer as a fringe benefit to the Executive and are not a part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payments or bonus in lieu of the benefits provided by this Agreement.

     3.   PAYMENTS UPON OR AFTER RETIREMENT.

          3.1. PAYMENTS UPON RETIREMENT. If the Executive shall remain in the continuous employment of the Employer until attaining sixty-two (62) years of age, the Executive shall be entitled to be paid the Annual Benefit, as defined above, in equal monthly installments, for a period of fifteen (15) years (One Hundred Eighty (180) months), with each installment to be paid on the first day of each month, beginning with the month following the month in which the Executive Retires or upon such later date as may be mutually agreed upon by the Executive and the Employer in advance of said Retirement date.
At the Employer's sole and absolute discretion, the Employer may increase the Annual Benefit as and when the Employer determines the same to be appropriate in order to reflect a substantial change in the

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cost of living.  Notwithstanding anything contained herein to the contrary, the Employer shall have no obligation hereunder to make any such cost-of-living adjustment.

          3.2. PAYMENTS IN THE EVENT OF DEATH AFTER RETIREMENT. The Employer agrees that if the Executive Retires, but shall die before receiving all of the One Hundred Eighty (180) monthly payments to which he is entitled hereunder, the Employer will continue to make such monthly payments to the Executive's designated beneficiary for the remaining period. If a valid Beneficiary Designation is not in effect, then the remaining amounts due to the Executive under the term of this Agreement shall be paid to the Executive's Surviving Spouse. If the Executive leaves no Surviving Spouse, the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive's estate.

     4.   PAYMENTS IN THE EVENT DEATH OR DISABILITY OCCURS PRIOR TO RETIREMENT.

          4.1. PAYMENTS IN THE EVENT OF DEATH PRIOR TO RETIREMENT. In the event the Executive should die while actively employed by the Employer at any time after the Effective Date of this Agreement, but prior to attaining sixty-two (62) years of age or if the Executive chooses to work after attaining sixty-two (62) years of age, but dies before Retirement, the Employer agrees to pay the Annual Benefit to the Executive's designated beneficiary, in equal monthly installments, for a period of fifteen (15) years (One Hundred Eighty (180) months). If a valid Beneficiary Designation is not in effect, then the remaining amounts due to the Executive under the term of this Agreement shall be paid to the Executive's Surviving Spouse. If the Executive leaves no Surviving Spouse, the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive's estate. Each installment shall be paid on the first day of each month, beginning with the month following the month in which the Executive's death occurs.

          4.2. PAYMENTS IN THE EVENT OF DISABILITY PRIOR TO RETIREMENT. In the event the Executive becomes Disabled while actively employed by the Employer at any time after the date of this Agreement but prior to Retirement, the Executive shall be entitled to be paid the Annual Benefit, as defined above, in equal monthly installments, for a period of fifteen (15) years (One Hundred Eighty (180) months), with each installment to be paid on the first day of each month, beginning with the month following the earlier of (1) the month in which the Executive attains sixty-two (62) years of age; or (2) the date upon which the Executive is no longer entitled to receive Disability benefits under the Executive's principal Disability insurance policy and is, at such time, unable to return to and thereafter fulfil the responsibilities associated with the employment position held with the Employer prior to becoming Disabled by reason of such Disability continuing. Notwithstanding the foregoing, if the Executive chooses to elect the Retirement payout option set forth in Paragraph 3 hereof, the Executive may waive the payout provisions set forth in this subparagraph 4.2 and in lieu thereof receive the Annual Benefit which the Executive would be entitled to receive under the terms of Paragraph 3.

     5. PAYMENTS IN THE EVENT EMPLOYMENT IS TERMINATED PRIOR TO RETIREMENT. As indicated in Paragraph 2 above, the Employer reserves the right to terminate the Executive's employment, with or without cause but subject to any written employment agreement which may then exist, at any time prior to the Executive's Retirement. In the event that the employment of the Executive shall be terminated, other than by reason of Disability or death, prior to the Executive's attaining sixty-two (62) years of age, then this Agreement shall terminate upon the date of such termination of employment; provided, however, that the

                                      5

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Executive shall be entitled to the following benefits as may be applicable depending upon the circumstances surrounding the Executive's termination:

          5.1. TERMINATION WITHOUT CAUSE. If the Executive's employment is terminated by the Employer without cause, the Executive shall be entitled to be paid the Annual Benefit, as defined above, in equal monthly installments for a period of fifteen (15) years (One Hundred Eighty (180) months), with each installment to be paid on the first day of each month, beginning with the month following the month in which Executive is terminated without cause or upon such later date as may be mutually agreed upon by the Executive and the Employer in advance of the effective date of the Executive's termination.

          5.2. VOLUNTARY TERMINATION BY THE EXECUTIVE. It is acknowledged and agreed by the Executive that the purpose of this Agreement is to assure the Executive's continued employment with the Employer and that if the Executive voluntarily terminates his employment with the Employer (other than by reason of death, Disability or Retirement), then the Executive shall have willingly forfeited any and all rights and benefits he may have under the terms of this Agreement and that, furthermore, no amounts shall be due or paid to the Executive by the Employer pursuant to the terms of this Agreement.

          5.3. TERMINATION FOR CAUSE. The Executive agrees that if his employment with the Employer is terminated "for cause," as defined in subparagraph 1.13 of this Agreement, he shall forfeit any and all rights and benefits he may have under the terms of this Agreement and shall have no right to be paid any of the amounts which would otherwise be due or paid to the Executive by the Employer pursuant to the terms of this Agreement.

          5.4. TERMINATION BY THE EMPLOYER ON ACCOUNT OF OR AFTER A CHANGE IN CONTROL. In the event: (i) the Executive's employment with the Employer is terminated by the Employer in conjunction with, or by reason of, a "change in control" (as defined in subparagraph 1.5 above); or (ii) by reason of the Employer's actions any adverse and material change occurs in the scope of the Executive's position, responsibilities, duties, salary, benefits, or location of employment after a "change in control" (as defined in subparagraph 1.5) occurs; or (iii) the Employer causes an event to occur which reasonably constitutes or results in a demotion, a significant diminution of responsibilities or authority, or a constructive termination (by forcing a resignation or otherwise) of the Executive's employment after a "change in control" (as defined in subparagraph 1.5) occurs, then the Executive shall be entitled to be paid the Annual Benefit, as defined above, in equal monthly installments for a period of fifteen (15) years (One Hundred Eighty (180) months), with each installment to be paid on the first day of each month, beginning with the month following the month in which the Executive is terminated or the action referred to above occurs, whichever is earlier.

     6. ADDITIONAL LIMITATIONS ON THE AMOUNT OF THE ANNUAL BENEFIT. The Executive acknowledges and agrees that the parties have entered into this Agreement based upon the certain financial and tax accounting assumptions. Accordingly, with full knowledge of the potential consequences the Executive agrees that, notwithstanding anything contained herein to the contrary: (i) the amount of the Annual Benefit shall be limited to that amount of the Annual Benefit (determined without regard to this Paragraph 6) which will be deductible by the Employer under the Code in the year in which payment is to be made to the Executive; (ii) the Annual Benefit amount shall be deemed to be the last payment made to the Executive and the first for which an income tax deduction, if any, has been disallowed; and (iii) any compensatory amounts for which a deduction is denied to the Employer shall, at the Employer's election, serve to first reduce the Employer's obligation to make the monthly

                                      6

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Annual Benefit payments otherwise due and payable to the Executive under the terms of this Agreement. The Executive recognizes that, in this regard, limitations on deductibility may be imposed under, but not limited to, Code
Section 280G. Consistent with the foregoing, and in the event that any payment or benefit received or to be received by the Executive, whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Employer (together with the Annual Benefit, the "Total Payments"), will not be deductible (in whole or in part) as a result of Code Section 280G, the Annual Benefit shall be reduced until no portion of the Total Payments is nondeductible as a result of Section 280G of the Code (or the Annual Benefit is reduced to zero (0)). For purposes of this limitation:

               (a) No portion of the Total Payments, the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the date of payment of any future Annual Benefit payments, shall be taken into account;

               (b) No portion of the Total Payments shall be taken into account, which in the opinion of the tax counsel selected by the Employer and acceptable to the Executive, does not constitute a "parachute payment" within the meaning of Section 280G of the Code;

               (c) Future Annual Benefit payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (a) or (b) above in their entirety) constitute reasonable compensation for services actually rendered within the meaning of Section 280G of the Code, in the opinion of tax counsel referred to in clause (b) above; and

               (d) The value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Employer's independent auditors in accordance with the principles of Section 280G of the Code.

     7. RIGHT TO DETERMINE FUNDING METHODS. The Employer reserves the right to determine, in its sole and absolute discretion, whether, to what extent and by what method, if any, to provide for the payment of the amounts which may be payable to the Executive, the Executive's spouse or the Executive's beneficiaries under the terms of this Agreement. In the event that the Employer elects to fund this Agreement, in whole or in part, through the use of life insurance or annuities, or both, the Employer shall determine the ownership and beneficial interests of any such policy of life insurance or annuity. The Employer further reserves the right, in its sole and absolute discretion, to terminate any such policy, and any other device used to fund its obligations under this Agreement, at any time, in whole or in part. Consistent with Paragraph 9 below, neither the Executive, the Executive's spouse nor the Executive's beneficiaries shall have any right, title or interest in or to any funding source or amount utilized by the Employer pursuant to this Agreement, and any such funding source or amount shall not constitute security for the performance of the Employer's obligations pursuant to this Agreement. In connection with the foregoing, the Executive agrees to execute such documents and undergo such medical examinations or tests which the Employer may request and which may be reasonably necessary to facilitate any funding for this Agreement including, without limitation, the Employer's acquisition of any policy of insurance or annuity. Furthermore, a refusal by the Executive to consent to, participate in and undergo any such medical examinations or tests shall result in the immediate termination of this Agreement and the immediate forfeiture by the Executive, the Executive's spouse and the Executive's beneficiaries of any and all rights to payment hereunder.

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     8.   CLAIMS PROCEDURE.  The Employer shall, but only to the extent necessary to comply with ERISA, be designated as the named fiduciary under this Agreement and shall have authority to control and manage the operation and administration of this Agreement. Consistent therewith, the Employer shall make all determinations as to the rights to benefits under this Agreement. Any decision by the Employer denying a claim by the Executive, the Executive's spouse, or the Executive's beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed, via registered or certified mail, to the Executive, the Executive's spouse or the Executive's beneficiary, as the case may be. Such decision shall set forth the specific reasons for the denial of a claim. In addition, the Employer shall provide the Executive, the Executive's spouse or the Executive's beneficiary with a reasonable opportunity for a full and fair review of the decision denying such claim.

     9. STATUS AS AN UNSECURED GENERAL CREDITOR. Notwithstanding anything contained herein to the contrary: (i) neither the Executive, the Executive's spouse nor the Executive's beneficiary shall have any legal or equitable rights, interests or claims in or to any specific property or assets of the Employer; (ii) none of the Employer's assets shall be held in or under any trust for the benefit of the Executive, the Executive's spouse or the Executive's beneficiaries or held in any way as security for the fulfillment of the obligations of the Employer under this Agreement; (iii) all of the Employer's assets shall be and remain the general unpledged and unrestricted assets of the Employer; (iv) the Employer's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Employer to pay money in the future; and (v) the Executive, the Executive's spouse and the Executive's beneficiaries shall be unsecured general creditors with respect to any benefits which may be payable under the terms of this Agreement.

     10.  MISCELLANEOUS.

          10.1. OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL. The Executive acknowledges that he has been afforded the opportunity to consult with independent counsel of his choosing regarding both the benefits granted to him under the terms of this Agreement and the terms and conditions which may affect the Executive's right to these benefits. The Executive further acknowledges that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

          10.2. ARBITRATION OF DISPUTES. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Employer in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), presently located at Two Embarcadero Center, Suite 1100, in San Francisco, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), presently located at 417 Montgomery Street, in San Francisco, California, shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their

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respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof.
The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Red Bluff, California, unless otherwise agreed to by the parties.

          10.3. ATTORNEYS' FEES. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

          10.4. NOTICE. Any notice required or permitted of either the Executive or the Employer under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

     If to the Employer:           Tehama Bank
                                   239 South Main Street
                                   Red Bluff, California 96080-0890

                                   Attn: Chairman of the Board

     If to the Executive:          W. Steven Gilman
                                   13950 Park Place Drive
                                   Red Bluff, California 96080


          10.5. ASSIGNMENT. Neither the Executive, the Executive's spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by the Executive, the Executive's spouse, or any designated beneficiary; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and the Employer shall thereupon have no further liability hereunder.

          10.6. BINDING EFFECT/MERGER OR REORGANIZATION. This Agreement shall be binding upon and inure to the benefit of the Executive and the Employer and, as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns. Accordingly, the Employer shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or

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person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Employer under this Agreement. Upon the occurrence of such event, the term "Employer" as used in this Agreement shall be deemed to refer to such surviving or successor firm, person, entity or corporation.

          10.7. NONWAIVER. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

           10.8. PARTIAL INVALIDITY. If any term, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

          10.9. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

          10.10. MODIFICATIONS. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party's authorized representative.

          10.11. PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

          10.12. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

          10.13. GOVERNING LAW. The laws of the State of California, other than those laws denominated choice of law rules, and, where applicable, the rules and regulations of (i) the California Department of Financial Institutions; (ii) the Board of Governors of the Federal Reserve System;
(iii) the Federal Deposit Insurance Corporation; or (iv) any other regulatory agency or governmental authority having jurisdiction over the Employer, shall govern the validity, interpretation, construction and effect of this Agreement.

     IN WITNESS WHEREOF, the Employer and the Executive have executed this Agreement on the date first above-written in the City of Red Bluff, Tehama County, California.

THE EMPLOYER:                           THE EXECUTIVE:

TEHAMA BANK,
a California banking corporation

By:   /s/ John W. Koeberer                        /s/ W. Steven Gilman
    -----------------------------------        -------------------------------
           John W. Koeberer, Chairman                  W. Steven Gilman

TEHAMA BANCORP,
a California corporation

By:   /s/ John W. Koeberer
    ------------------------------------
           John W. Koeberer, Chairman

                                   SCHEDULE A
                                   ----------


     NUMBER OF COMPLETE
     YEARS WHICH HAVE ELAPSED                  APPLICABLE PERCENTAGE
     ------------------------                  ---------------------

             1..................................        10.00%

             2..................................        20.00%

             3..................................        30.00%

             4..................................        40.00%

             5..................................        50.00%

             6..................................        60.00%

             7..................................        70.00%

             8..................................        80.00%

             9..................................        90.00%

             10.................................       100.00%

                                  SCHEDULE B
                                  ----------


                             BENEFICIARY DESIGNATION
                             -----------------------


     To the Administrator of the Tehama Bank Executive Salary Continuation
Agreement:

     Pursuant to the Provisions of my Executive Salary Continuation Agreement with Tehama Bank, permitting the designation of a beneficiary or beneficiaries by a participant, I hereby designate the following persons and entities as primary and secondary beneficiaries of any benefit under said Agreement payable by reason of my death:

PRIMARY BENEFICIARY:
--------------------

                         13950 Park Place Dr
Donna L. Gilman          Red Bluff, CA            Wife
--------------------     ---------------------    ----------------------------
Name                     Address                  Relationship

SECONDARY (CONTINGENT) BENEFICIARY:
----------------------------------




--------------------     ---------------------    ----------------------------
Name                     Address                  Relationship

THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION IS HEREBY RESERVED. ALL PRIOR DESIGNATIONS, IF ANY, OF PRIMARY BENEFICIARIES AND SECONDARY BENEFICIARIES ARE HEREBY REVOKED.


The Administrator shall pay all sums payable under the Agreement by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary Beneficiary, and if no named beneficiary survives me, then the Administrator shall pay all amounts in accordance with the terms of my Executive Salary Continuation Agreement. In the event that a named beneficiary survives me and dies prior to receiving the entire benefit payable under said Agreement, then and in that event, the remaining unpaid benefit payable according to the terms of my Executive Salary Continuation Agreement shall be payable to the personal representatives of the estate of said beneficiary who survived me but died prior to receiving the total benefit provided by my Executive Salary Continuation Agreement.

                                THE EXECUTIVE:


Dated: 10/1 1997                  /s/ W. Steven Gilman
       ----                     ----------------------------------
                                        W. Steven Gilman